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                                                                EXHIBIT 10.28(f)

                   MINI-MED/DENTAL BENEFIT EXTENSION AGREEMENT

         THIS AGREEMENT is entered into effective as of the 1st day of October 1994 (the "Effective Date") by and between ATMOS ENERGY CORPORATION, a Texas corporation (the "Company") and CHARLES K. VAUGHAN ("Mr. Vaughan").

                                    RECITALS

         A. Mr. Vaughn is presently a participant in the Atmos Energy Corporation Mini-Med Plan (the "Mini-Med Plan") and, as an active employee of the Company, participates in the Company's Group Dental Plan (the "Dental Plan").

         B. Mr. Vaughn desires to retire from the employ of the Company, but as a retiree may no longer be eligible for participation in the Mini-Med Plan or the Dental Plan.

         C. The Company, in consideration of Mr. Vaughan's long and valuable service to the Company, has agreed to provide Mr. Vaughan with the benefits of the Mini-Med Plan and the Dental Plan.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Benefits Provided to Mr. Vaughan. From and after the Effective Date, and for the term of this Agreement, the Company shall pay to Mr. Vaughan, in cash (a) the benefits he (and his eligible dependents) would be entitled to under the terms of the Mini-Med Plan, as in effect from time to time during the term of this Agreement, if Mr. Vaughan continued to be a participant in the Mini-Med Plan and if he remained a participant in the Dental Plan, but in no event less than the benefits provided under the terms of the Mini-Med Plan as in effect on the Effective Date, and (b) the benefits Mr. Vaughan (and his eligible dependents) would be entitled to under the Dental Plan, as in effect from time to time during the term of this Agreement, if Mr. Vaughan had remained an employee of the Company through the term of this Agreement, but in no event less than the benefits provided under the terms of the Dental Plan as in effect on the Effective Date.

                  2. Benefits Provided to Mr. Vaughan's Surviving Spouse. If Mr. Vaughan dies prior to reaching age 65 and leaves a surviving spouse, said spouse shall, for the balance of the term of this Agreement, be entitled to the benefits being provided to Mr. Vaughan under Section 1 hereof, as if Mr. Vaughan had not died.

                  3. Term of the Agreement. Except as otherwise provided in this
Section 3, the term of this Agreement shall commence on the Effective Date and shall

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end on the earlier of the date Mr. Vaughan reaches age 65, or the date he dies.
Notwithstanding the foregoing provisions of this Section 3, in the event Mr. Vaughan dies prior to reaching age 65 and leaves a surviving spouse, the term of this Agreement shall end on the earlier of the date such surviving spouse dies or remarries, or the date Mr. Vaughan would have attained age 65.

                  4. Procedure for Receipt of Benefits. In order to receive the benefits provided in this Agreement, Mr. Vaughan, or his surviving spouse, shall present claims for those benefits on the same forms as if he was participating in the Mini-Med Plan or the Dental Plan, as the case may be, but shall submit such claims to the Vice President-Human Resources.

                  5. Entire Agreement. This Agreement embodies the entire understanding between the parties hereto respecting the subject matter hereof, and no change, alteration or modification may be made except by authorization of the Board of Directors of the Company and except in writing signed by both parties hereto.

                  6. Controlling Law. This Agreement shall in all respects be construed and enforced in accordance with the laws of the State of Texas.

                  7. Payment of Legal Fees. The Company agrees to pay any and all legal fees and expenses incurred by Mr. Vaughan or his surviving spouse in seeking to obtain any of the benefits or enforce any of the provisions of this Agreement.

                  8. Successors and Assigns. Any successor to the Company shall be bound by the terms of this Agreement in the same manner and to the same extent as the Company, and this Agreement shall be binding upon Mr. Vaughan, his heirs and legal representatives.

         IN WITNESS WHEREOF, the Company and Mr. Vaughan have each duly executed this Agreement the 30th day of October, 1994, effective as of the date and year first written above.

                                        COMPANY:

                                        ATMOS ENERGY CORPORATION

                                        By: /s/ DEWEY G. WILLIAMS
                                            -----------------------------------
                                            Dewey G. Williams
                                            Chairman, Human Resources
                                            Committee of the Board of Directors


                                            /s/ CHARLES K. VAUGHAN
                                            -----------------------------------
                                            Charles K. Vaughan